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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              October 27, 2000

                               Waters Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

         01-14010                                        13-3668640
(Commission File Number)                      (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts                      01757
(Address of Principal Executive Offices)                  (Zip Code)

                                 (508) 478-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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                                      -2-


ITEM 9.           REGULATION FD DISCLOSURE

         The purpose of this Form 8-K is to furnish an investor presentation, dated October 27, 2000, for informational purposes only. A copy of the presentation is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference in this Item 9.

         Certain statements contained in the presentation, including references to the Registrant's strategy and operating and financial profile, are forward-looking. These statements are subject to various risks and uncertainties, many of which are outside the control of the Registrant, including (i) changes in relevant portions of the analytical instrument marketplace as a result of economic or regulatory influences, (ii) general changes in the economy or marketplace including currency fluctuations, in particular with regard to the Eurocurrency, (iii) changes in the competitive marketplace, including new products or pricing changes by the Registrant's competitors, (iv) the ability of the Registrant to generate increased sales and profitability from new product introductions, as well as additional risk factors set forth in the Registrant's Form 10-K for its fiscal year ended December 31, 1999. Actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Registrant may make, whether because of these factors or for other reasons. The Registrant does not assume any obligations to update any forward-looking statement.

EXHIBIT 99.1 Investor Presentation, dated October 27, 2000, for informational purposes only.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WATERS CORPORATION



Dated:  November  6, 2000           By:  /s/ Philip S. Taymor
                                         -----------------------------------
                                    Name:  Philip S. Taymor
                                    Title:  Senior Vice President and Chief
                                            Financial Officer